SIMON TRANSPORTATION SERVICES INC.
               SCHEDULE OF COMPUTATION OF NET EARNINGS PER SHARE
                                 (Unaudited)



	   				                     For the Three Months Ended
Basic and Diluted:                              Dec 31, 1999      Dec 31, 1998




Common shares outstanding beginning of period:     6,110,109         6,205,334

Common share equivalents:
	Common stock repurchased
		Basic                                         --           (67,804)
		Diluted                                       --           (67,804)
	Employee stock options outstanding
		Basic                                         --                --
		Diluted                                       --                --
	Employee stock options exercised
		Basic                                         --                --
		Diluted                                       --                --
	Number of common shares and common
        share equivalents outstanding
		Basic                                  6,110,109         6,137,530
		Diluted                                6,110,109         6,137,530

Net earnings (loss)                               $ (141,215)       $   45,140

Net earnings (loss) per common share
	and common share equivalent
		Basic                                 $    (0.02)       $     0.01
		Diluted                               $    (0.02)       $     0.01